UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2016

SYMETRA FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33808	20-0978027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 108th Avenue NE, Suite 1200 Bellevue, Washington 98004 (Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code: (425) 256-8000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

Pursuant to the Agreement and Plan of Merger, dated as of August 11, 2015 (the “Merger Agreement”), by and among Symetra Financial Corporation, a Delaware corporation (the “Company”), Sumitomo Life Insurance Company, a mutual company (sougo kaisha) organized under the laws of Japan (“Sumitomo”), and SLIC Financial Corporation, a Delaware corporation and a wholly-owned subsidiary of Sumitomo (“Merger Sub”), on February 1, 2016, Merger Sub merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Sumitomo (the “Merger”).

Pursuant to the terms of the Merger Agreement, on February 1, 2016, at the effective time of the Merger (the “Effective Time of the Merger”), each share of common stock of the Company issued and outstanding immediately prior to the Effective Time of the Merger (other than certain excluded shares) was converted into the right to receive $32.00 in cash, without interest, and less any applicable withholding taxes (the “Per Share Merger Consideration”). The aggregate consideration that became payable to the Company’s stockholders at the Effective Time of the Merger was approximately $3.7 billion.

The foregoing description of the Merger does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

On February 1, 2016, the Company issued a press release announcing the consummation of the Merger.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction and Items 3.01, 3.03, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, on January 26, 2016, the Company notified the New York Stock Exchange (the “NYSE”) that, upon consummation of the Merger, the Company’s common stock should be removed from listing on the NYSE and trading in the Company’s common stock should be suspended.  The Company requested that, upon consummation of the Merger, the NYSE file with the Securities and Exchange Commission (the “SEC”) a Form 25 to report the delisting of the Company’s common stock from the NYSE and to effect the deregistration of the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”). The NYSE complied with the Company’s request on February 1, 2016. The shares of the Company’s common stock were suspended from trading on the NYSE prior to the open of trading on February 1, 2016.

The Company intends to file Forms 15 with the SEC to terminate or suspend its reporting obligations under Sections 13(a) and 15(d) of the Securities Exchange Act with respect to the Company’s common stock and the Company’s 4.25% Senior Notes due 2024 at the time such filings are permitted under SEC rules.  Upon filing of each of the Forms 15, the Company will no longer be required to prepare and file public reports with the SEC under Sections 13(a) and 15(d) of the Securities Exchange Act and the Company will cease to file such reports.

Item 3.03.  Material Modification to Rights of Security Holders.

The information set forth in the Introduction and Items 3.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the consummation of the Merger on February 1, 2016, at the Effective Time of the Merger, each outstanding share of the Company’s common stock (other than certain excluded shares) was converted into the right to receive the Per Share Merger Consideration.

At the Effective Time of the Merger, each stock option to purchase shares of Company common stock (each, an “Option”) that was outstanding and unexercised immediately prior to the Effective Time of the Merger and that had an exercise price per share of Company common stock underlying such Option (the “Exercise Price”) that was less than the Per Share Merger Consideration, whether or not vested, was cancelled and converted into the right to receive an amount in cash, without interest, determined by multiplying (1) the excess of the Per Share Merger Consideration over the Exercise Price of such Option by (2) the number of shares of Company common stock subject to such Option. Each Option that was outstanding and unexercised immediately prior to the Effective Time of the Merger and that had an Exercise Price that was equal to or greater than the Per Share Merger Consideration, whether or not vested, was cancelled and the holder of such Option was not entitled to receive any payment in exchange for such cancellation.

At the Effective Time of the Merger, each award of shares of Company common stock granted under any Company stock plan that remained subject to vesting conditions that was outstanding immediately prior to the Effective Time of the Merger, was cancelled and converted into the right to receive an amount in cash, without interest, determined by multiplying (1) the Per Share Merger Consideration by (2) the number of shares of Company common stock subject to such award, for the avoidance of doubt, without taking into consideration any performance-based vesting criteria.

At the Effective Time of the Merger, each performance unit award granted under any Company stock plan that was outstanding immediately prior to the Effective Time of the Merger (each, a “Performance Unit Award”) was cancelled and converted into the right to receive an amount in cash, calculated by determining the amount that would have been paid with respect to such Performance Unit Award for the subject award’s full performance period, based on annualized performance for such award through the period ended on the December 31 immediately preceding the Effective Time of the Merger as if such annualized performance was achieved over the full subject award period (based on the conditions set for payment of such Performance Unit Award for the subject award period).

The foregoing description of the rights of holders of Company common stock and of equity-based and incentive awards under the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.01.  Changes in Control of Registrant.

The information set forth in the Introduction and Items 3.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Upon consummation of the Merger, Sumitomo became the beneficial owner of 100% of the Company’s voting securities.

Sumitomo funded the aggregate consideration paid in connection with the Merger through cash on hand and other internal resources available to it.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 3.03 is incorporated herein by reference.

Effective as of the Effective Time of the Merger, pursuant to the terms of the Merger Agreement, Lowndes A. Smith, Peter S. Burgess, Lois W. Grady, Sander M. Levy, Robert R. Lusardi and Thomas M. Marra ceased to be directors of the Company, and Shinzo Kono became the sole director of the Company.  Immediately following the Effective Time of the Merger, Sander M. Levy, Robert R. Lusardi and Thomas M. Marra were re-elected as directors of the Company, and Hirofumi Miyahara, Masato Naitoh, Shin Umehara, Robert G. Wolfe and Kiyotaka Yuda were also elected as directors of the Company.

On January 25, 2016, in connection with the consummation of the Merger, the Compensation Committee of the Board of Directors of the Company approved, and the Board of Directors of the Company ratified such approval of, the termination of the Symetra Financial Corporation Employee Stock Purchase Plan, as amended and restated on March 11, 2010, which termination became effective as of the date immediately prior to the date upon which the Effective Time of the Merger occurred.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

In connection with the consummation of the Merger, the certificate of incorporation and the bylaws of the Company as in effect immediately prior to the Effective Time of the Merger were amended and restated, each effective as of February 1, 2016.  Copies of the amended and restated certificate of incorporation and the amended and restated bylaws are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

 (d)            Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of August 11, 2015, among Symetra Financial Corporation, Sumitomo Life Insurance Company and SLIC Financial Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Symetra Financial Corporation, which was filed with the SEC on August 11, 2015)

3.1	Amended and Restated Certificate of Incorporation of Symetra Financial Corporation
3.2	Amended and Restated Bylaws of Symetra Financial Corporation
99.1	Press Release of Symetra Financial Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 1, 2016

SYMETRA FINANCIAL CORPORATION

By:	/s/ David S. Goldstein
	Name:	David S. Goldstein
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of August 11, 2015, among Symetra Financial Corporation, Sumitomo Life Insurance Company and SLIC Financial Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Symetra Financial Corporation, which was filed with the SEC on August 11, 2015)

3.1	Amended and Restated Certificate of Incorporation of Symetra Financial Corporation
3.2	Amended and Restated Bylaws of Symetra Financial Corporation
99.1	Press Release of Symetra Financial Corporation